                                                                      Exhibit 11


                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings

                                           Three Months Ended       Nine Months Ended
                                              September 30,          September 30,
                                    -------------------------------------------------------
                                       2002             2001          2002            2001
                                    -----------     ------------  -------------    -----------
Net income                        $  5,544,692     $  4,992,721   $ 16,041,602   $ 14,234,233
Less: preferred dividends               28,073           24,370         84,627         73,614
                                    -----------      -----------    -----------    -----------
Net income available for common
  shareholders and adjusted for
  diluted computation             $  5,516,619     $  4,968,351   $ 15,956,975   $ 14,160,619
                                    ===========      ===========    ===========    ===========

Weighted average common
  shares outstanding                 9,922,478       10,250,508     10,021,703     10,129,812
Add dilutive effect of:
    Stock options                      371,752          447,785        431,741        320,266
    Convertible preferred stock        232,648          235,333        233,481        236,577
Adjusted for assumed diluted       -----------      -----------    -----------    -----------
  computation                       10,526,878       10,933,626     10,686,925     10,686,655
                                   ===========      ===========    ===========    ===========



Basic earnings per share                 $0.56            $0.49          $1.59          $1.40
                                    ===========      ===========    ===========    ===========
Diluted earnings per share               $0.52            $0.46          $1.49          $1.33
                                    ===========      ===========    ===========    ===========

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